PRICING SUPPLEMENT No. WFC184 dated August 12, 2022 (To Product Supplement No. WF1 dated July 6, 2022, Prospectus Supplement dated September 14, 2021 and Prospectus dated September 14, 2021)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-259205

Royal Bank of Canada Senior Global Medium-Term Notes, Series I Equity Linked Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due February 20, 2024

■        Linked to an equally-weighted Basket comprised of the common stocks of The Goldman Sachs Group, Inc. (1/3); JPMorgan Chase & Co. (1/3); and Morgan Stanley (1/3).
■       Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Basket from its starting level to its ending level. The maturity payment amount will reflect the following terms:
■     If the value of the Basket increases, you will receive the face amount plus a positive return equal to 200% of the percentage increase in the value of the Basket from the starting level, subject to a maximum return at maturity of 24.50% of the face amount. As a result of the maximum return, the maximum maturity payment amount will be $1,245.00
■     If the value of the Basket decreases but the decrease is not more than the buffer amount of 10%, you will receive the face amount
■     If the value of the Basket decreases by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the value of the Basket in excess of the buffer amount
■        Investors may lose up to 90% of the face amount
■        All payments on the securities are subject to credit risk, and you will have no ability to pursue any basket component for payment; if Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment
■        No periodic interest payments or dividends
■        No exchange listing; designed to be held to maturity

Our initial estimated value of the securities as of the pricing date was $955.01 per $1,000 in principal amount, which is less than the public offering price. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount. See "Estimated Value of the Securities" for further information.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See "Selected Risk Considerations" beginning on page PRS-8 herein and "Risk Factors" beginning on page S-2 of the accompanying product supplement.
The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	$25.90	$974.10
Total	$475,000	$12,302.50	$462,697.50
(1)
Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See "Terms of the Securities—Agent" and "Estimated Value of the Securities" in this pricing supplement for further information.

(2)
In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC ("RBCCM"), may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Terms of the Securities

Issuer:	Royal Bank of Canada.
Market Measure:
A basket (the “Basket”) comprised of the following equally-weighted basket components, with the return of each basket component having the weighting noted parenthetically: the common stock of The Goldman Sachs Group, Inc. (1/3); the common stock of JPMorgan Chase & Co. (1/3); and the common stock of Morgan Stanley (1/3) (each, a “basket component” and together, the “basket components”). Each basket component is an “underlying stock” for purposes of the accompanying product supplement.

Pricing Date:	August 12, 2022.
Issue Date:	August 17, 2022.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a "security" are to a security with a face amount of $1,000.
Maturity Payment Amount:
On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The "maturity payment amount" per security will equal:
•     if the ending level is greater than the starting level: $1,000 plus the lesser of:
(i) $1,000 × basket return × upside participation rate; and
(ii) the maximum return;
•     if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or
•     if the ending level is less than the threshold level:
$1,000 + [$1,000 × (basket return + buffer amount)]

If the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the value of the Basket in excess of the buffer amount and will lose some, and possibly up to 90%, of the face amount of your securities at maturity.

Stated Maturity Date:
February 20, 2024, subject to postponement. The securities are not subject to redemption by Royal Bank of Canada or repayment at the option of any holder of the securities prior to the stated maturity date.

Initial Component Price:	The initial component price of each basket component is the stock closing price of that basket component on the pricing date, which was:
	Basket Component	Initial Component Price
	The common stock of The Goldman Sachs Group, Inc.	$353.82
	The common stock of JPMorgan Chase & Co.	$122.13
	The common stock of Morgan Stanley	$91.66
Starting Level:	The “starting level” is 100.00.
Ending Level:
The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 1/3 of the component return of the common stock of The Goldman Sachs Group, Inc.; (B) 1/3 of the component return of the common stock of JPMorgan Chase & Co.; and (C) 1/3 of the component return of the common stock of Morgan Stanley.

Maximum Return:	The "maximum return" is 24.50% of the face amount per security ($245.00 per security). As a result of the maximum return, the maximum maturity payment amount will be $1,245.00 per security.
Threshold Level:	90.00, which is equal to 90% of the starting level.
Buffer Amount:	10%.
Upside Participation Rate:	200%.

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Basket Return:	The "basket return" is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Component Return:
The “component return” of a basket component will be equal to:
final component price – initial component price
initial component price
where,
•    the “initial component price” is the stock closing price of that basket component on the pricing date, as set forth in the table above; and
•    the “final component price” will be the stock closing price of that basket component on the calculation day.

Stock Closing Price:
With respect to each basket component, closing price, "stock closing price" and "adjustment factor" have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Calculation Day:	February 12, 2024, subject to postponement.
Market Disruption Events and Postponement Provisions:
The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the calculation day and the stated maturity date, see "General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures" and "—Payment Dates" in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see "General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events" in the accompanying product supplement.

Calculation Agent:	RBC Capital Markets, LLC ("RBCCM")
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see "United States Federal Tax Considerations." For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement, "Canadian Federal Income Tax Consequences."

Agent:
Wells Fargo Securities, LLC ("WFS"). The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
WFS and/or RBCCM, and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	78016FQE7
Terms Incorporated in the Master Note:
All of the terms of the securities appearing in this section “Terms of the Securities," the applicable terms appearing under the caption “General Terms of the Securities" in the product supplement WF1, the applicable terms included in the Series I MTN prospectus supplement, dated September 14, 2021 and the prospectus, dated September 14, 2021, are incorporated into the master global security that represents the securities and is held by The Depository Trust Company.

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement No. WF1 dated July 6, 2022, the prospectus supplement dated September 14, 2021 and the prospectus dated September 14, 2021, relating to our Senior Global Medium-Term Notes, Series I, of which these securities are a part. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.
When we refer to "we," "us" or "our" in this pricing supplement, we refer to Royal Bank of Canada.
You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement No. WF1 dated July 6, 2022:
https://www.sec.gov/Archives/edgar/data/1000275/000114036122025158/brhc10039117_424b5.htm
•	Prospectus Supplement dated September 14, 2021:
https://www.sec.gov/Archives/edgar/data/1000275/000121465921009472/rbcsupp911210424b3.htm
•	Prospectus dated September 14, 2021:
https://www.sec.gov/Archives/edgar/data/1000275/000121465921009470/rbc911212424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.
Please see the section "Documents Incorporated by Reference" on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Estimated Value of the Securities
Our estimated initial value of the securities, which is set forth on the cover page of this pricing supplement, is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the basket components, interest rates and volatility, and the expected term of the securities.
The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. This relatively lower implied borrowing rate, which is reflected in the economic terms of the securities, along with the agent discount and commission and hedging and other costs associated with the securities, reduced the initial estimated value of the securities at the time their terms were set.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with an affiliate of the agent and/or one or more of our subsidiaries. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, and the tenor of the securities. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss.
Any price that the agent makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s estimate of their value, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of three months after the original issue date, the price at which the agent may purchase the securities is expected to be higher than the price that would be determined based on the agent’s valuation at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s valuation of the securities less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s estimated value, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent would be willing to pay to purchase the securities at that time.

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■	seek 200% leveraged exposure to the upside performance of the Basket if the ending level is greater than the starting level, subject to the maximum return at maturity of 24.50% of the face amount;
■	desire to limit downside exposure to the Basket through the buffer amount;
■
are willing to accept the risk that, if the ending level is less than the starting level by more than the buffer amount, they will lose some, and possibly up to 90%, of the face amount per security at maturity;

■	are willing to forgo interest payments on the securities and dividends on the basket components; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending level of the Basket may decrease from the starting level by more than the buffer amount;
■	seek uncapped exposure to the upside performance of the Basket;
■	seek full return of the face amount of the securities at stated maturity;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price as set forth on the cover page of this pricing supplement;
■	seek current income;
■	are unwilling to accept the risk of exposure to the basket components;
■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the "Selected Risk Considerations" herein and the "Risk Factors" in the accompanying product supplement for risks related to an investment in the securities. For more information about the basket components, please see the section titled "Information About The Basket Components" below.

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Determining Payment at Stated Maturity
On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the "Risk Factors" section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating to the Terms and Structure of the Securities
If The Ending Level Is Less Than The Threshold Level, You Will Lose Some, And Possibly Up To 90%, Of The Face Amount Of Your Securities At Maturity.
We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level of the Basket relative to the starting level and the other terms of the securities. Because the value of the Basket will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.
If the ending level is less than the threshold level, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the value of the Basket in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the Basket in excess of the buffer amount. The threshold level is 90% of the starting level. As a result, if the ending level is less than the threshold level, you will lose some, and possibly up to 90%, of the face amount per security at maturity. This is the case even if the value of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.
Even if the ending level is greater than the starting level, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Royal Bank of Canada or another issuer with a similar credit rating with the same stated maturity date.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the "IRS"), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled "United States Federal Tax Considerations."
Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Basket Components.
The opportunity to participate in the possible increases in the value of the Basket through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Therefore, your return on the securities may be lower than the return on a direct investment in the basket components. Furthermore, the effect of the upside participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.
Changes In The Value Of The Basket Components May Offset Each Other.
Price movements in the basket components may not correlate with each other. Even if the final component price of a basket component increases, the final component price of one or more other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending level, an increase in the final component price of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the final component price of another basket component.
The Securities Are Subject To Credit Risk.
The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue any basket component for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on the obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.
The tax treatment of the securities is uncertain. We do not plan to request a ruling from the IRS or from the Canada Revenue Agency regarding the tax treatment of the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement and/or the accompanying product supplement.

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity or earlier sale or exchange and whether all or part of the gain a holder may recognize upon sale, exchange or maturity of an instrument such as the securities should be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the section entitled “U.S. Federal Tax Consequences” in this pricing supplement, the section entitled “Tax Consequences–United States Taxation” in the accompanying prospectus and the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. You should consult your tax advisor about your own tax situation.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Income Tax Consequences — Canadian Taxation” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
Our Initial Estimated Value Of The Securities Is Less Than The Original Offering Price.
Our initial estimated value of the securities is less than the original offering price of the securities. This is due to, among other things, the fact that the original offering price of the securities reflects the borrowing rate we pay to issue securities of this kind (an internal funding rate that is lower than the rate at which we borrow funds by issuing conventional fixed rate debt), and the inclusion in the original offering price of the agent discount and commission and hedging and other costs associated with the securities. The price, if any, at which you may sell the securities prior to maturity may be less than the original offering price and our initial estimated value.
Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the original offering price and, subject to the discussion in the next paragraph, will be less than our initial estimated value. This is because any such sale price would not be expected to include the agent discount and commission or hedging or other costs associated with the securities, including the estimated profit that we, our affiliates, and/or any of our hedging counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades, and the cost of unwinding any related hedge transactions. In addition, the value of the securities determined for any secondary market price is expected to be based in part on the yield that is reflected in the interest rate on our conventional debt securities of similar maturity that are traded in the secondary market, rather than the internal funding rate that we used to price the securities and determine the initial estimated value. As a result, the secondary market price of the securities will be less than if the internal funding rate was used. These factors, together with various credit, market and economic factors over the term of the securities, and, potentially, changes in the value of the Basket, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways. Moreover, we expect that any secondary market price will be based on WFS's valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value set forth on the cover page of this document.
For a limited period of time after the original issue date, WFS may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.
The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
The Initial Estimated Value Of The Securities Is An Estimate Only, Calculated As Of The Time The Terms Of The Securities Were Set.
Our initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the basket components, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including WFS in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.
The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from our initial estimated value of your securities.

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current value of the Basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the "derivative component factors," and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: Basket performance; interest rates; volatility of the Basket; correlation among the basket components; time remaining to maturity; and dividend yields on basket components. When we refer to the "value" of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the face amount plus the maximum return.
The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.
The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Our broker-dealer subsidiary, RBCCM, does not expect to make a market in the securities. If RBCCM determines that the agent is unable or unwilling to make a market in the securities at any time, RBCCM may, but is not obligated to, make a market in the securities at that time. If RBCCM makes a market in the securities at any time, its valuation of the securities may differ from the agent’s valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.
Risks Relating to the Basket Components
The Maturity Payment Amount Will Depend Upon The Performance Of The Basket And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Basket Components. Investing in the securities is not equivalent to investing in the basket components. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the basket components for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments on the basket components. As a holder of the securities, you will not have any voting rights or any other rights that holders of the basket components would have.

•	Historical Prices Of The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.
•	We Cannot Control Actions By An Underlying Stock Issuer.
•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
•	You Have Limited Antidilution Protection.

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Financial Sector.
The basket components are issued by companies whose primary business is directly associated with the financial sector. Because the value of the securities is linked to the performance of the basket components, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the financial sector.
Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector.
The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial sector than a different investment linked to a more broadly diversified group of underlying stock issuers. All of these factors could have an adverse effect on the price of the basket components and, therefore, on the value of the securities.
The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.
The calculation day with respect to a basket component will be postponed if the originally scheduled calculation day is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.
Risks Relating to Conflicts of Interest
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a "participating dealer," are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
•
The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of the Basket and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events" and "—Adjustment Events" in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and our determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the basket components.
•	Business activities of our affiliates or any participating dealer or its affiliates with an underlying stock issuer may adversely affect the price of that basket component.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components.
•
A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Hypothetical Examples and Returns
The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual initial component price.  The hypothetical initial component price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component price of any basket component. The actual initial component price for each basket component is set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.
Upside Participation Rate:	200.00%
Maximum Return:	24.50% or $245.00 per security
Hypothetical Initial Component Price:	For each basket component, $100.00
Starting Level:	100.00
Threshold Level:	90.00 (90% of the starting level)
Buffer Amount:	10%
Hypothetical Payout Profile

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Hypothetical Returns
Hypothetical ending level	Hypothetical basket return(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$1,245.00	24.50%
175.00	75.00%	$1,245.00	24.50%
150.00	50.00%	$1,245.00	24.50%
140.00	40.00%	$1,245.00	24.50%
130.00	30.00%	$1,245.00	24.50%
120.00	20.00%	$1,245.00	24.50%
112.25	12.25%	$1,245.00	24.50%
110.00	10.00%	$1,200.00	20.00%
105.00	5.00%	$1,100.00	10.00%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.00	-11.00%	$990.00	-1.00%
80.00	-20.00%	$900.00	-10.00%
70.00	-30.00%	$800.00	-20.00%
60.00	-40.00%	$700.00	-30.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%
(1)	The basket return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).
(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.
PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Hypothetical Examples
Example 1. Maturity payment amount is greater than the face amount and reflects a return that is less than the maximum return:
	Common Stock of The Goldman Sachs Group, Inc.	Common Stock of JPMorgan Chase & Co.	Common Stock of Morgan Stanley
Initial component price:	$100.00	$100.00	$100.00
Final component price:	$106.00	$104.00	$105.00
Component return:	6.00%	4.00%	5.00%
Based on the component returns set forth above, the hypothetical ending level would equal:
100 × [1 + (1/3 × 6.00%) + (1/3 × 4.00%) + (1/3 × 5.00%)] = 105.00
Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:
(i)	$1,000 × basket return × upside participation rate
$1,000 × 5.00% × 200.00%
= $100.00; and
(ii)	the maximum return of $245.00
On the stated maturity date, you would receive $1,100.00 per security.
Example 2. Maturity payment amount is greater than the face amount and reflects a return equal to the maximum return:
	Common Stock of The Goldman Sachs Group, Inc.	Common Stock of JPMorgan Chase & Co.	Common Stock of Morgan Stanley
Initial component price:	$100.00	$100.00	$100.00
Final component price:	$112.00	$130.00	$118.00
Component return:	12.00%	30.00%	18.00%
Based on the component returns set forth above, the hypothetical ending level would equal:
100 × [1 + (1/3 × 12.00%) + (1/3 × 30.00%) + (1/3 × 18.00%)] = 120.00
Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:
(i)	$1,000 × basket return × upside participation rate
$1,000 × 20.00% × 200.00%
= $400.00; and
(ii)	the maximum return of $245.00
On the stated maturity date you would receive $1,245.00 per security, which is the maximum maturity payment amount.
In addition to limiting your return on the securities, the maximum return limits the positive effect of the upside participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Basket at a rate of 200% up to a certain point. However, the effect of the upside participation rate will be progressively reduced for ending levels that are greater than 112.25% of the starting level (based on the maximum return of 24.50% or $245.00 per security) since your return on the securities for any ending level greater than 112.25% of the starting level will be limited to the maximum return.

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Example 3. Maturity payment amount is equal to the face amount:
	Common Stock of The Goldman Sachs Group, Inc.	Common Stock of JPMorgan Chase & Co.	Common Stock of Morgan Stanley
Initial component price:	$100.00	$100.00	$100.00
Final component price:	$60.00	$110.00	$115.00
Component return:	-40.00%	10.00%	15.00%
Based on the component returns set forth above, the hypothetical ending level would equal:
100 × [1 + (1/3 × -40.00%) + (1/3 × 10.00%) + (1/3 × 15.00%)] = 95.00
Because the hypothetical ending level is less than the starting level, but not by more than the buffer amount, you would not lose any of the face amount of your securities. In this example, the 40.00% decrease in the common stock of The Goldman Sachs Group, Inc. has a significant impact on the ending level notwithstanding the percentage increase in the other basket components.
On the stated maturity date you would receive $1,000.00 per security.
Example 4. Maturity payment amount is less than the face amount:
	Common Stock of The Goldman Sachs Group, Inc.	Common Stock of JPMorgan Chase & Co.	Common Stock of Morgan Stanley
Initial component price:	$100.00	$100.00	$100.00
Final component price:	$55.00	$40.00	$55.00
Component return:	-45.00%	-60.00%	-45.00%
Based on the component returns set forth above, the hypothetical ending level would equal:
100 × [1 + (1/3 × -45.00%) + (1/3 × -60.00%) + (1/3 × -45.00%)] = 50.00
Because the hypothetical ending level is less than the starting level by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:
$1,000 + [$1,000 × (basket return + buffer amount)]
$1,000 + [ $1,000 × (-50.00% + 10%)]
= $600.00
On the stated maturity date you would receive $600.00 per security.

PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Hypothetical Historical Performance of the Basket
The Basket represents an equally weighted portfolio of the following three basket components, with the return of each basket component having the weighting noted parenthetically: the common stock of The Goldman Sachs Group, Inc. (1/3); the common stock of JPMorgan Chase & Co. (1/3); and the common stock of Morgan Stanley (1/3). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see the information provided below.
While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2017 to August 12, 2022, assuming that the Basket was constructed on January 1, 2017 with a starting level of 100.00 and that each of the basket components had the applicable weighting as of that day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.
The hypothetical historical Basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Information About The Basket Components
Each basket component is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed by each underlying stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each underlying stock issuer under the Exchange Act can be located by reference to its applicable SEC file number (as set forth below). Information about a basket component may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from the applicable underlying stock issuer’s website. None of such publicly available information is incorporated by reference into this pricing supplement.
This pricing supplement relates only to the securities offered hereby and does not relate to the basket components or other securities of the underlying stock issuers. In connection with the issuance of the securities, neither we nor the agent (or any of our affiliates) has participated in the preparation of any underlying stock issuer’s public filings or made any due diligence inquiry with respect to any underlying stock issuer. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of such public filings or other publicly available information) that would affect the price of any basket component have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any underlying stock issuer could affect any payments on the securities.

PRS-18

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
The Goldman Sachs Group, Inc.
According to publicly available information, The Goldman Sachs Group, Inc. is a bank holding company and an investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The company provides services to corporations, financial institutions, governments, and high-net worth individuals. Its SEC file number is 001-14965. The company's common stock is traded on the New York Stock Exchange under the symbol "GS.”
Historical Information
We obtained the closing prices of the common stock of The Goldman Sachs Group, Inc. in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.
The following graph sets forth daily closing prices of the common stock of The Goldman Sachs Group, Inc. for the period from January 1, 2017 to August 12, 2022. The closing price on August 12, 2022 was $353.82. The historical performance of the common stock of The Goldman Sachs Group, Inc. should not be taken as an indication of its future performance during the term of the securities.

PRS-19

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
JPMorgan Chase & Co.
According to publicly available information, JPMorgan Chase & Co. is a financial holding company and financial services firm that provides services such as investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. The company serves business enterprises, institutions, and individuals. Its SEC file number is 001-05805. The company's common stock is traded on the New York Stock Exchange under the symbol “JPM.”
Historical Information
We obtained the closing prices of the common stock of JPMorgan Chase & Co. in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.
The following graph sets forth daily closing prices of the common stock of JPMorgan Chase & Co. for the period from January 1, 2017 to August 12, 2022. The closing price on August 12, 2022 was $122.13. The historical performance of the common stock of JPMorgan Chase & Co. should not be taken as an indication of its future performance during the term of the securities.

PRS-20

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Morgan Stanley
According to publicly available information, Morgan Stanley is a financial services firm that serves corporations, governments, financial institutions and individuals in the areas of institutional securities, wealth management and investment management. The company also operates an asset management business. Its SEC file number is 001-11758. The company's common stock is traded on the New York Stock Exchange under the symbol “MS.”
Historical Information
We obtained the closing prices of the common stock of Morgan Stanley in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.
The following graph sets forth daily closing prices of the common stock of Morgan Stanley for the period from January 1, 2017 to August 12, 2022. The closing price on August 12, 2022 was $91.66. The historical performance of the common stock of Morgan Stanley should not be taken as an indication of its future performance during the term of the securities.

PRS-21

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
United States Federal Tax Considerations
The following discussion supplements, and to the extent applicable supersedes, the discussion in the accompanying product supplement under the caption “United States Federal Tax Considerations.”
In the opinion of our special U.S. tax counsel, Ashurst LLP, it would generally be reasonable to treat a security with terms described herein as a pre-paid cash-settled derivative contract in respect of the basket components for U.S. federal income tax purposes, and the terms of the securities require a holder (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. However, the U.S. federal income tax consequences of your investment in the securities are uncertain and the Internal Revenue Service (the “IRS”) could assert that the securities should be taxed in a manner that is different from that described in the preceding sentence. If this treatment is respected, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount it received at such time and the amount that it paid for the securities. Such gain or loss should generally be long-term capital gain or loss if the U.S. holder has held its securities for more than one year. Non-U.S. holders should consult the section entitled "Tax Consequences to Non-U.S. Holders" in the underlying product supplement.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the basket components or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the basket components or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PRS-22

Market Linked Securities—Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks due
February 20, 2024
Validity of the Securities
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 14, 2021, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K filed with the SEC on September 14, 2021.
In the opinion of Ashurst LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 14, 2021, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K dated September 14, 2021

PRS-23